Exhibit 10

THIRD AMENDMENT

THIRD AMENDMENT (this “Amendment”), dated as of December 10, 2002, to the Credit Agreement, dated as of March 20, 2001 as amended by that First Amendment dated as of May 31, 2001 and as further amended by that Second Amendment dated as of March 20, 2002 (as otherwise amended or extended from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings specified in the Credit Agreement), among Global Payments Direct, Inc. (formerly known as National Data Payment Systems, Inc.), a New York corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

WHEREAS, the Borrower, the Administrative Agent and the Lenders have previously agreed to extend the Termination Date from July 19, 2002 to December 13, 2002;

NOW THEREFORE, the parties hereto hereby agree as follows:

1.    Amendment to the Cover Page of the Credit Agreement.    The Cover Page of the Credit Agreement is hereby amended by replacing the amount “C$140,000,000” with the amount of “C$175,000,000”.

2.     Amendments to Section 1.1 (Defined Terms) of the Credit Agreement.

(a)    The definition of “Average Outstanding Loans” in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following definition.

““Average Net Outstanding Loans”:    for a particular monthly period, the weighted average of the daily outstanding principal amount of the Total Loans during such calendar month minus the weighted average of the daily outstanding principal amount of such Total Loans not required to fund CIBC Visa Receivables (“Excess Amount”); provided that such Excess Amount is maintained in an account of the Borrower at CIBC.”

(b)    The following definitions are hereby inserted in Section 1.1 in the appropriate alphabetical order as follows:

““Backdated Basis”:    with respect to (i) all withdrawals from the Borrower’s settlement account with CIBC, the treatment of all such withdrawals from the Borrower’s settlement account with CIBC (net of any deposited CIBC Visa Receivable) as a Loan advanced on the date that the Borrower provides same day funding to the Merchant to which such withdrawals relate and (ii) Accounts Receivable, Accounts Receivable will be treated as Accounts Receivable on such day as the Borrower provides same day funding to such Merchant.”

“Deficiency Amount”:    On any date, the amount of any Loan Deficiency plus the amount of any Overdraft Deficiency calculated for such date, so long as such amount is greater than C$10,000,000 (or the US$ Equivalent).

“Incremental Loans”:    Incremental Loans shall have the meaning described in Section 4(a) herein.

“Incremental Overdraft Loans”:    Incremental Overdraft Loans shall have the meaning described in Section 4(a) herein.

(c)    The definition of “Commitments” in Section 1.1 of the Credit Agreement is hereby amended by replacing the amount “C$140,000,000” with the amount of “C$175,000,000”.

(d)    The definition of “Total Loans” in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following definition:

““Total Loans”:    at any time, the aggregate outstanding amount of all Loans (whether denominated in Canadian Dollars or the US$ Equivalent) held by the Lenders at such time.”

(e)    The definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following definition:

““Termination Date”:    December 9, 2003, except if such day is not a Business Day, the preceding Business Day.”

3.    Amendment to Section 2.1 (Commitments) of the Credit Agreement.    Sections 2.1(a) and 2.1(b) of the Credit Agreement are hereby amended by deleting them in their entirety and inserting in lieu thereof the following:

(a)    Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in C$ or US$ (“Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the C$ Equivalent amount of such Lender’s Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be CIBC Offered Rate Loans, LIBOR Loans and Incremental Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.2, or Prime Rate Loans, in accordance with Section 2.10. For purposes of this Section 2.1(a), “Loans” shall not include Overdraft Loans or Incremental Overdraft Loans.

(b)    Subject to the terms and conditions hereof, each Lender will consider in good faith, but without any obligation to advance funds in excess of such Lender’s Commitment, making revolving overdraft loans (“Overdraft Loans”) and Incremental Overdraft Loans to the Borrower from time to time in an aggregate principal amount at any one time outstanding which, in any event, does not exceed the amount that such Lender agreed to make available to the Borrower (“Overdraft Amounts”), if any, for Overdraft Loans or Incremental Overdraft Loans. Each Lender’s approval of any request for an Overdraft Loan or an Incremental Overdraft Loan (“Overdraft Notice”) will be subject to such Lender’s customary lending criteria and credit approval requirements, giving regard to, among other things, the Borrower’s circumstances prevailing at the time of approval. The Borrower’s Overdraft Notice and each Lender’s approval, if any, of an Overdraft Loan or an Incremental Overdraft Loan may occur subsequent to the borrowing date of such Overdraft Loan or Incremental Overdraft Loan. The Borrower may use Overdraft Amounts by borrowing, prepaying the Overdraft Loans or Incremental Overdraft Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

4.    Amendment to Section 2.2 (Procedure for CIBC Offered Rate Loan Borrowing, Incremental Loan Borrowing, LIBOR Loan Borrowing, Overdraft Loan Borrowing and Incremental Overdraft Loan Borrowing) of the Credit Agreement. (a) Each of Sections 2.2(a) and 2.2(c) of the Credit Agreement is hereby amended by deleting each in its entirety and inserting in lieu thereof the following:

(a)    (i)    The Borrower may borrow under the Commitments for CIBC Offered Rate Loans during the applicable Commitment Period on any Business Day. For each borrowing of a CIBC Offered Rate Loan, the Borrower shall give the Administrative Agent notice (each a “Loan Notice”) (which Loan Notice must be received by the Administrative Agent prior to 3:00 p.m., New York City time, 2 hours prior to the requested borrowing time) specifying the amount of Loans to be borrowed, the Currency of such Loans, and the requested borrowing date and time. Each borrowing of CIBC Offered Rate Loans under the Commitments shall be in an amount equal to at least C$1,000,000 or the US$ Equivalent of C$1,000,000, as the case may be. If no election as to the Currency of a borrowing is specified in the Borrower’s notice, then the requested borrowing shall be denominated in C$. The Administrative Agent shall promptly notify each Lender of each such borrowing.

(ii)(1)    In the event that the amount of CIBC Visa Receivables arising from transactions processed on a particular date (the “Transaction Date”) (A) are less than or equal to the amount of the Commitment and (B) exceed the amount of the CIBC Offered Rate Loan requested by the Borrower in the Loan Notice for such Transaction Date (such amount is referred to as a “Loan Deficiency”), the Borrower shall be deemed to have received an additional Loan (each, an “Incremental Loan”) on the Transaction Date equal to the amount of the Loan Deficiency and (2) in the event that the amount of CIBC Visa Receivables arising from transactions processed on a Transaction Date (A) are greater than the amount of the Commitment and (B) exceed the amount of the CIBC Offered Rate Loan requested by the Borrower in the Loan Notice and Overdraft Notice (if any) for such Transaction Date, the Borrower shall be deemed to have received (x) an additional Loan (each, an “Incremental Loan”) on the Transaction Date equal to the difference between the Commitment and the Loan Notice (if the Loan Notice was less than the Commitment) (such amount is referred to as a “Loan Deficiency”), plus (y) an additional Overdraft Loan (each, an “Incremental Overdraft Loan”) on the Transaction Date equal to the amount of the CIBC Visa Receivables arising from transactions processed on such Transaction Date minus the Commitment and the amount of the Overdraft Loans previously requested in the Overdraft Notice for such Transaction Date (the “Overdraft Deficiency”).

(c)    Subject to the terms and conditions hereof, the Borrower may borrow Overdraft Loans and Incremental Overdraft Loans in such amounts and at such times on such dates as may be agreed upon between the Borrower and the relevant Lenders prior or subsequent to the time of making such Overdraft Loans and Incremental Overdraft Loans.

5.    Amendment to Section 2.3 (Commitment Fees, etc.) of the Credit Agreement.    Section 2.3(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the date hereof to the last day of the Commitment Period, computed at the Commitment Fee Rate on the sum of (i) the average daily amount of the Available Commitment of such Lender during the period for which payment is made and (ii) any Overdraft Amount requested in an Overdraft Notice for the period so requested minus the amount of such Overdraft Loan made to the Borrower, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

6.     Amendment to Section 2.5 (Optional Prepayments) of the Credit Agreement.    Section 2.5(c) of the Credit Agreement is deleted in its entirety and replaced with the following:

(c)    The Borrower may at any time and from time to time prepay the Overdraft Loans, Incremental Loans and Incremental Overdraft Loans as may be agreed upon between the Borrower and the relevant Lenders at the time of making such Overdraft Loans, Incremental Loans and Incremental Overdraft Loans.

7.    Amendment to Section 2.6 (Mandatory Prepayments) of the Credit Agreement.    Section 2.6(b) and Section 2.6(c) of the Credit Agreement are hereby amended by deleting them in their entirety and inserting in lieu thereof the following in their appropriate numerical order:

(b)    If the Borrower or the Administrative Agent shall receive any proceeds from the CIBC Visa Receivables, such proceeds shall be applied immediately, first, to prepay the then outstanding Incremental Overdraft Loans, together with any unpaid interest on the amounts prepaid, second, Overdraft Loans together with any unpaid interest on the amounts prepaid, third, Incremental Loans arising from Loan Deficiencies together with any unpaid interest on the amounts prepaid, fourth, CIBC Offered Rate Loans together with any unpaid interest on the amounts prepaid and fifth, to prepay the then outstanding Prime Rate Loans together with any unpaid interest on the amounts prepaid.

(c)    If, at any time, Total Loans exceed Total Commitments, the Borrower shall, without notice or demand, within three Business Days of such determination by the Administrative Agent, prepay Loans in an aggregate amount such that, after giving effect thereto, Total Loans do not exceed Total Commitments (it being understood that the Borrower shall request the advancement of funds from the Lenders only so long as, after giving effect thereto, Total Loans do not exceed Total Commitments, unless such request is in compliance with Section 2.1 and 2.2).

8.    Amendment to Section 2.8 (Interest Rates and Payment Dates) of the Credit Agreement.    Section 2.8 of the Credit Agreement is hereby amended by deleting Section 2.8(d) in its entirety and replacing it with the following language, inserting a new Section 2.8(e) and renumbering existing Sections 2.8(e) and (f) to become Sections 2.8(f) and (g), respectively. The new Sections 2.8(d) and 2.8(e) shall read as follows:

(d)    Each Overdraft Loan Shall bear interest at a rate per annum as may be agreed upon between the Borrower and the relevant Lenders at the time of making such Overdraft Loans, but in no event shall the interest rate exceed 2.0% plus the CIBC Offered Rate for such date.

(e)    Each Incremental Loan and Incremental Overdraft Loan shall bear interest at a rate per annum calculated as follows: (A) if the aggregate Deficiency Amount is less than or equal to C$20,000,000 (or the US$ Equivalent), the applicable rate shall be Canadian Prime Rate or US Prime Rate per annum on the Deficiency Amount and (B) if the Deficiency Amount is in excess of C$20,000,000 (or the US$ Equivalent), the applicable rate shall be determined by CIBC on a case-by-case basis, but in no event shall the interest rate exceed 2.0% plus the Canadian Prime Rate or US Prime Rate, as applicable, on the Deficiency Amount, such interest payable monthly in arrears on the last day of each month and on the Termination Date.

10.    Amendment to Section 2.15 (Renewal and Extension of Commitments) of the Credit Agreement.    Section 2.15 of the Credit Agreement is hereby amended by deleting in its entirety and inserting in lieu thereof the following:

The Borrower shall be permitted to request each Lender’s approval for a renewal for one additional 364-day period by giving notice not more than 60 days prior to the Termination Date then in effect, and each Lender shall respond to such request within 30 days of the Termination Date then in effect. Upon the receipt of a written acceptance by each Lender in accordance with the preceding sentence, the extension of the Commitments so requested hereunder shall be come effective.

11.    Amendment to Section 2 (AMOUNT AND TERMS OF COMMITMENTS) of the Credit Agreement.    Section 2 of the Credit Agreement is hereby amended by inserting the following new Section 2.16 and Section 2.17 each in its appropriate numerical order:

Section 2.16.    Borrowings.    The Borrower and Lenders hereby agree that the amounts requested in any Loan Notice and in any Overdraft Notice shall be used for all purposes of all interest and fee calculations hereunder so long as such amounts have been credited to the account of the Borrower for the relevant time period of such calculation.

Section 2.17.    Right of Setoff in Excess Funds.    Notwithstanding the rights of the Lenders in Section 9.7 of the Credit Agreement, in the event that the amount of the CIBC Offered Rate Loan and Overdraft Loan relating to a particular Transaction Date exceeds the amount of CIBC VISA Receivables arising from transactions processed on such Transaction Date (the “Excess Funds”), the Lenders shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and appropriate and apply against such Excess Funds any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lenders or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

12.    Amendment to Section 5.2 (Certificates; Other Information) of the Credit Agreement.    Section 5.2(c) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

(c)    as soon as available, but in any event not later than 15 Business Days after the end of each month occurring during each fiscal year of the Borrower, a Borrowing Base Certificate containing all information and calculations (such calculation will comprise the Average Outstanding CIBC Visa Receivables (on a Backdated Basis) and the Average Net Outstanding Loans (on a Backdated Basis)) necessary for determining compliance with Section 6.2;

13.    Amendment to Section 6.2 (Collateral Coverage Ratio) of the Credit Agreement.    Section 6.2 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

(a)    Section 6.2 Collateral Coverage Ratio.    Permit, at the end of any calendar month, the ratio, calculated on a rolling three month average, of (a) the Average Outstanding CIBC Visa Receivables (on a Backdated Basis) for such each of the last three calendar months to (b) the Average Net Outstanding Loans (on a Backdated Basis) for each of the last three calendar months to be less than 1.05 to 1.0 as of the date of determination.

14.    Amendment to Section 7 (Events of Default) of the Credit Agreement.    Section 7(a) of the Credit Agreement is hereby amended by deleting the words “any principal of any Loan when due” in line 1 and inserting in lieu thereof the words “any principal of any Loan within three Business Days after any such principal amount becomes due”.

15.    Amendment to the Schedule 1.1A of the Credit Agreement.    Schedule 1.1A to the Credit Agreement is hereby amended by replacing the amount “C$140,000,000” with the amount of “C$175,000,000”.

16.    Borrowing Base Certificate.    Exhibit G to the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the Borrowing Base Certificate attached hereto as Exhibit B.

17.    Calculations on a Backdated Basis.    The parties hereto agree that as of July 1, 2002 (i) the Administrative Agent shall for all purposes of the Loan Documents determine in good faith the amount of Loans on a Backdated Basis and each such determination by the Administrative Agent shall be conclusive and binding on the Borrower unless such determination is subject to a good faith dispute and (ii) the Borrower shall for all purposes of the Loan Documents determine the amount of the Accounts Receivables on a Backdated Basis, which shall be provided to the Administrative Agent with the Borrowing Base Certificate.

18.    Representations and Warranties.    The representations and warranties made by the Borrower in each Loan Document to which it is a party are true and correct in all material respects on and as of the Effective Date (as defined below), before and after giving effect to this Amendment, as if made on the Effective Date, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

19.    Conditions Precedent.    This Waiver shall become effective on and as of the date (the “Effective Date”) when each of the following conditions precedent shall have been satisfied or waived:

(a)    Waiver.    The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by an authorized officer of the Borrower, the Administrative Agent and the Lenders.

(b)    Consent.    The Administrative Agent shall have received an acknowledgement and consent with respect to the Guarantee and Collateral Agreement, executed and delivered by each Guarantor, in the form attached hereto as Exhibit A.

(c)    No Default.    On and as of the Effective Date and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

20.    Counterparts.    This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

21.    Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22.    Continuing Effect.    Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

23.    Fees and Expenses.    The Borrower hereby (a) agrees to pay the Administrative Agent on the date hereof (i) an administration fee in the amount of C$208,767.12 for the period from July 19, 2002 to but not including December 9, 2003 and (ii) an extension fee (for the account of the Lenders) in the amount of C$183,802.74 for the period from July 19, 2002 to but not including December 9, 2003 and (b) agrees to reimburse the Administrative Agent and the Lenders for all their reasonable costs and out-of-pocket expenses incurred in connection with the review, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel to the Administrative Agent.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have hereto caused this Amendment to be executed by their respective duly authorized officers as of the day first above written.

GLOBAL PAYMENTS DIRECT, INC. (formerly known as National Data Payment Systems, Inc.), as the Borrower

By:	/s/ SUELLYN P. TORNAY
Suellyn P. Tornay Secretary and General Counsel

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ KAREN KISKORNA
Karen Kiskorna Director

By:	/s/ PATTI SHUGART
Patti Shugart Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as a Lender

By:	/s/ GEORGE KNIGHT
George Knight Managing Director